                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  CHIREX Inc.
                (Name of Registrant as Specified In Its Charter)

                                  CHIREX Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

CHIREX INC.                                                          CHIREX LOGO

                         NOTICE OF 1997 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                                                  APRIL 17, 1997

                                  CHIREX INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 17, 1997

To our Stockholders:

     The Annual Meeting of Stockholders of ChiRex Inc., a Delaware corporation ("ChiRex"), will be held on Thursday, April 17, 1997, at 10:00 A.M., Eastern Standard Time, at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, and at any adjournment thereof, for the purpose of acting upon the following matters as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

     (1) the election of two Class I directors;

     (2) the ratification of the appointment of Arthur Anderson LLP as independent auditors for fiscal year 1997;

     (3) the approval of the 1995 Amended and Restated Director Stock Option Plan; and

     (4) the approval of the 1997 Stock Incentive Plan.

     Only stockholders of record at the close of business on March 14, 1997 will be entitled to vote at the Annual Meeting or any adjournment thereof.

     Your vote is important. To support your Board, please mark, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. Your proxy may be revoked by delivering written notice of revocation to the Secretary of ChiRex prior to the time voting is declared closed or by attending the Annual Meeting and voting your shares in person.

                                           By Order of the Board of Directors,

                                             /s/ Michael A. Griffith
                                               MICHAEL A. GRIFFITH
                                             Chief Financial Officer
                                                  and Secretary

Wellesley, Massachusetts
March 19, 1997

                                  CHIREX INC.
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 17, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ChiRex Inc. ("ChiRex" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, April 17, 1997, at 10:00 A.M., Eastern Standard Time, at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, and at any adjournment thereof, for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about March 19, 1997.

     Only holders of Common Stock of ChiRex, par value $.01 per share ("Common Stock"), at the close of business on March 14, 1997 will be entitled to vote at the Annual Meeting. At that date there were 10,943,678 shares of Common Stock outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by him or her on the record date. The presence in person or by proxy of stockholders holding a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares of Common Stock that are present for purposes of determining the presence of a quorum.

     ChiRex's address is ChiRex Inc., 65 William Street, Suite 330, Wellesley, Massachusetts 02181.

                                    ITEM I.
                             ELECTION OF DIRECTORS

     At the 1997 Annual Meeting, two Class I directors are to be elected to hold office until the 2000 Annual Meeting, or until their successors have been duly elected and qualified. The Board of Directors proposes for election Michael A. Griffith and W. Deiter Zander, both of whom are now directors of the Company.

     The Board of Directors currently consists of 6 directors, divided into three classes. On April 30, 1996, the Board of Directors increased the size of the Board of Directors from 4 directors to 5 directors and elected Dirk Detert as a Class II director. On October 17, 1996, the Board of Directors increased the size of the Board of Directors from 5 directors to 6 directors and elected Michael A. Griffith, Chief Financial Officer and Secretary of the Company, as a Class I director.

     Stockholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Each nominee receiving the votes of a plurality of the shares of Common Stock present, either in person or by proxy, and voting at the Annual Meeting shall be elected a director. The persons named in the enclosed proxy card (Alan R. Clark, Roger B. Pettman and James M. Lindstrom) have advised that unless otherwise instructed in any form of proxy, they intend to vote FOR the election of the two nominees. They also have advised that in the event either or both nominees shall not be available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board of Directors may propose. However, the Board of Directors has no reason to believe that any of the nominees will not be available for election as directors.

                         NOMINEES FOR CLASS I DIRECTORS
                            (TERM EXPIRING IN 2000)

MICHAEL A. GRIFFITH

     Mr. Griffith, 38, has served as Chief Financial Officer since April 10, 1996, as Secretary since September 5, 1996 and as a member of the Board of Directors since October 17, 1996. From June 1994 until April 1996, Mr. Griffith was a Director of Equity Capital Markets at Credit Suisse First Boston, and from August 1988 until June 1994 he was a Vice President of Leveraged Finance and High Yield Capital Markets at BT Securities Corporation, a subsidiary of Bankers Trust Company. Mr. Griffith holds a Master of Management in finance, marketing and international economics from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Science in Business Administration from the University of Kansas.

W. DIETER ZANDER

     Mr. Zander, 81, was educated in Germany and Switzerland and founded Henley & Co., Inc., a chemical pharmaceutical company with offices in the United States and Canada. In 1980, Henley & Co., Inc. was sold to Boehringer Ingelheim GmbH. Mr. Zander later joined Arnhold and S. Bleichroeder, Inc., a privately owned investment bank, where he is currently a Managing Director in the International Corporate Finance Department.

                         CONTINUING CLASS II DIRECTORS
                            (TERM EXPIRING IN 1998)

DIRK DETERT, PH.D.

     Dr. Detert, 55, has 26 years of experience in the pharmaceutical industry. Dr. Detert was formerly the General Manager of Wellcome GmbH with responsibility for Central Europe and Germany, as a Managing Director. He is a former Member of the Board of the German Pharmaceutical Association and the German Chemical Association. Dr. Detert holds a Ph.D. in Chemistry from the University of Alberta, Edmonton, Canada and a Bachelor of Science in chemistry from the University of Kiel.

ELIZABETH M. GREETHAM

     Ms. Greetham, 47, has 20 years of investment experience as a health care analyst, both in Europe and the United States. From 1982 to 1993, she consulted for F. Eberstadt & Co. and Weiss, Peck & Greer Investments before joining the latter firm as a Portfolio Manager of the WPG Life Sciences Fund and health care analyst. Ms. Greetham serves as a member of the Board of Directors of Access Pharmaceuticals, Guilford Pharmaceuticals, PathoGenesis Corporation and Sangstat Medical Corp. Ms. Greetham holds a B.Sc. and an M.A. (Honors) from the University of Edinburgh.

                         CONTINUING CLASS III DIRECTORS
                            (TERM EXPIRING IN 1999)

ROBERT L. BRATZLER, PH.D.

     Dr. Bratzler, 50, is President of Bratzler Associates, a private consulting firm. He was Chairman of the Board and Chief Executive Officer of the Company from its incorporation on December 19, 1995, until his resignation on October 17, 1996. From November 1994 to the closing of the initial public offering of the Company on March 11, 1996, Dr. Bratzler was President of SepraChem Inc. (currently a wholly-owned subsidiary of the Company which was renamed ChiRex America Inc.). He served as Executive Vice President of Sepracor Inc. from 1985 until his resignation on March 11, 1996. Dr. Bratzler holds a B.S.ChE. in chemical engineering from the University of Michigan and a Ph.D. in chemical engineering from the Massachusetts Institute of Technology.

ALAN R. CLARK

     Mr. Clark, 50, has served as Chairman of the Board and Chief Executive Officer of the Company since October 17, 1996. From December 1995 until October 1996, Mr. Clark served as President and Chief Operating Officer of the Company. From 1991 until the initial public offering of the Company on March 11, 1996, Mr. Clark was Managing Director of Sterling Organics Limited (currently an indirect wholly-owned subsidiary of the Company which was renamed ChiRex Limited) and was successful in leading the management team that, together with other investors, purchased Sterling Organics Limited from Sanofi S.A. in August 1995. From 1975 to 1991, he worked for Sterling Winthrop in a variety of senior roles. Mr. Clark holds a First Class Honors Degree in chemical engineering from the University of Manchester, Institute of Science & Technology.

     Except as otherwise indicated, the nominees and continuing directors have held the principal occupations described above during the past five years.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Audit Committee and Compensation Committee. During 1996, eight meetings of the Board of Directors were held. The Audit Committee did not meet independently of the Board of Directors during 1996. The Compensation Committee (together with the Option Committee which was dissolved as of February 20, 1997) met six times. Each director attended at least 75% of the total meetings of the Board of Directors and the committees on which they served.

     The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. Current members of the Audit Committee are Mr. Zander and Ms. Greetham.

     The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultants to the Company, and administers and grants stock options and awards pursuant to the Company's equity incentive plans. Current members of the Compensation Committee are Mr. Zander and Ms. Greetham.

COMPENSATION OF DIRECTORS

     The Company pays to its non-employee directors $1,000 per meeting of the Board attended and reimburses non-employee directors for their out-of-pocket expenses incurred in attending meetings. In addition, each non-employee director participates in the Company's 1995 Director Stock Option Plan, as described below.

     The 1995 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors in December 1995 and approved by the stockholders of the Company in February 1996. Under the terms of the Director Plan, members of the Board of Directors who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. A total of 100,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan. Each eligible member of the Board of Directors will be granted an option to purchase 3,000 shares of Common Stock on the date of his or her initial election to the Board of Directors (an "Initial Option"). An additional option to purchase 3,000 shares of Common Stock will be granted to each eligible member of the Board of Directors on each subsequent date that he or she is re-elected as a member of the Board of Directors (a "Re-election Option"). Each Initial Option will become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of the grant of such option. Each Re-election Option will become exercisable in full immediately prior to the annual meeting of stockholders next following the date of grant. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on The Nasdaq Stock Market's National Market on the date of grant. Options granted under the Director Plan generally may not be exercised unless the optionee, at the time he or she exercises the option, is, and has been at all times since the date of grant, a member of the Board of Directors. In addition, the options are personal and no rights granted under the Director Plan may be transferred, assigned, pledged or hypothecated in any way, except by will or by the laws of descent and distribution. No option is exercisable after the expiration of ten years from the date of grant.

     On February 20, 1997, the Board of Directors adopted the Amended and Restated 1995 Director Stock Option Plan which will be submitted for stockholder approval at the Annual Meeting. See "Item III. Approval of Amended and Restated Director Stock Option Plan."

     For a description of retirement benefits provided to certain of the employee directors of the Company, see "Retirement Benefits."

CERTAIN TRANSACTIONS

     Dirk Detert, a member of the Board of Directors, received consulting fees in the amount of $64,957 during the year ended December 31, 1996 in connection with his work as a marketing consultant for InNova Pharmaceuticals SRL ("InNova"), the Company's joint venture with Dabur India Ltd. ("Dabur"). The Company and Dabur have agreed in principle to dissolve InNova.

     In addition, in connection with his resignation as Chairman and Chief Executive Officer on October 17, 1996, Robert Bratzler and the Company entered into a settlement agreement and a consulting agreement. See "Executive Employment and Other Agreements -- Settlement and Consulting Agreements."

     The Company, incorporated in 1995, is a combination of Sterling Organics Limited (subsequently renamed ChiRex Limited, "ChiRex Ltd."), a fine chemicals manufacturer, and the chiral chemistry business of Sepracor Inc. ("Sepracor"), which was conducted through its subsidiary, SepraChem Inc. (subsequently renamed ChiRex America Inc., "ChiRex America"). The Company completed its initial public offering on March 11, 1996 (the "IPO"). Immediately prior to the closing of the IPO, the share capital of Crossco (157) Limited (subsequently renamed ChiRex (Holdings) Limited, "ChiRex Holdings Ltd."), a private company incorporated in England and Wales that is the sole shareholder of ChiRex Ltd., was contributed to the Company (the "Contribution") in exchange for shares of Common Stock and promissory notes of the Company. In connection with the Contribution, Messrs. Clark, Raynor, Thorpe and Weir received an aggregate of 300,205 shares of Common Stock and $4.2 million in cash in exchange for shares of capital stock of ChiRex Holdings Ltd. held by them prior to the Contribution.

     In addition to the Contribution, concurrently with the IPO, Sepracor contributed ChiRex America to the Company through a merger of a newly formed wholly-owned subsidiary of the Company with and into ChiRex America (the "Merger"). In connection with the Merger, Sepracor received 3,489,301 shares of Common Stock and Messrs. Bratzler, Pettman and Zander received options to purchase 285,535, 87,857 and 2,635 shares of Common Stock, respectively, in exchange for options to purchase shares of common stock of ChiRex America. Each of the options is exercisable at a price of $1.48 per share. See "Executive Compensation-Option Grants in Last Fiscal Year." In addition, Mr. Pettman received 25,000 shares of Common Stock in exchange for 56,911 shares of common stock of ChiRex America granted to him prior to the IPO by Sepracor in consideration of his business development efforts in the formation of InNova.

     Under a Technology Transfer and License Agreement, effective January 1, 1995, Sepracor granted to the Company (with certain exceptions) an exclusive, royalty-free perpetual right and license to use and practice certain technologies (and improvements thereto) licensed and sublicensed thereunder (the "Licensed Technologies") on a worldwide basis in a defined field (the "Company field"). The term of this agreement ends on December 31, 1998, unless either party exercises its option to terminate such agreement on six months written notice after the date on which Sepracor's ownership of the outstanding voting stock of the Company first drops below 20%. The termination of the agreement will not affect the Company's ability to continue using the Licensed Technologies in the Company field. In the period since the IPO, the Company has paid $158,000 to Sepracor under the Technology Transfer and License Agreement for patent and licensing expenses and has received $609,000 in licensing royalties.

STOCK OWNERSHIP OF CERTAIN PERSONS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 10, 1997 (unless otherwise indicated by footnote) by (i) each person or entity known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors, (iii) each of the executive officers named under "Executive Compensation" and (iv) all Directors and executive officers as a group.

                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                           -------------------
                                  NAME                                      NUMBER     PERCENT
-------------------------------------------------------------------------  ---------   -------
Sepracor Inc.(1).........................................................  3,489,301     31.9%
  33 Locke Drive
  Marlborough, MA 01752
Mellon Bank Corporation(2)...............................................  1,380,000     12.6
  One Mellon Bank Center
  Pittsburgh, PA 15258
State of Wisconsin Investment Board(3)...................................    852,000      7.8
  P.O. Box 7842
  Madison, WI 53707
American Express Company(4)..............................................    603,000      5.5
  American Express Tower
  200 Vesey Street
  New York, NY 10285
Robert L. Bratzler(5)....................................................    285,535      2.6
Alan R. Clark............................................................     93,828       *
Dirk Detert..............................................................        -0-       --
Elizabeth M. Greetham....................................................        -0-       --
Michael A. Griffith(6)...................................................     60,000       *
W. Dieter Zander(7)......................................................      2,635       *
Roger B. Pettman(8)......................................................    112,857      1.0
David F. Raynor..........................................................     69,459       *
J. Graham Thorpe.........................................................     69,459       *
John E. Weir.............................................................     71,459       *
Directors and executive officers as a group(10 persons)(9)...............    765,232      6.7

---------------

  * Less than one percent

(1) The Company filed a registration Statement on Form S-1 on February 26, 1997 with the Securities and Exchange Commission pursuant to which Sepracor intends to dispose of all of its shares of Common Stock. The sale of Sepracor shares is expected to be completed prior to April 1, 1997.

(2) As reported on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 1996. Mellon Bank Corporation is the parent holding company of Mellon Bank N.A. and The Dreyfus Corporation, a registered Investment Adviser under Section 203 of the Investment Advisers Act of 1940. Mellon Bank Corporation has voting power over 1,380,000 shares, sole dispositive power over 126,000 shares and shared dispositive power over 1,254,000 shares; Mellon Bank N.A. has voting power over 1,026,000 shares, sole dispositive power over 20,000 shares and shared dispositive power over 1,006,000 shares; and The Dreyfus Corporation has voting power over 1,006,000 shares.

                                          (footnotes continue on following page)

(footnotes continued from previous page)

(3) As reported on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 1996.

(4) As reported on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 1996. American Express Company is the parent holding company of American Express Financial Corporation, a registered Investment Adviser under Section 203 of the Investment Advisers Act of 1940 and IDS Discovery Fund, Inc., a registered Investment Company under Section 8 of the Investment Company Act. American Express Company has shared voting power over 3,500 shares and shared dispositive power over 603,500 shares; American Express Financial Corporation has shared voting power over 3,500 shares and shared dispositive power over 603,500 shares; and IDS Discovery Fund, Inc. has sole voting power over 600,000 shares and shared dispositive power over 600,000 shares.

(5) Includes 263,535 shares subject to vested options.

(6) Includes 55,000 shares subject to vested options.

(7) Represents shares subject to vested options.

(8) Includes 87,857 shares subject to vested options.

(9) Includes an aggregate of 409,027 shares subject to vested options.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the years ended December 31, 1995 and 1996 for the Company's current and former Chief Executive Officer and for each of its five other executive officers whose annual salary and bonus for the fiscal years ended December 31, 1995 and 1996 exceeded $100,000 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                     AWARDS
                                                    ANNUAL         -----------
                                                 COMPENSATION      SECURITIES
                                              -------------------  OPTIONS(#)       ALL OTHER
      NAME AND PRINCIPAL POSITION       YEAR  SALARY($)  BONUS($)  UNDERLYING    COMPENSATION($)
--------------------------------------- ----- ---------  --------  -----------  -----------------
Alan R. Clark.......................... 1996   149,193    32,208                      84,240(2)
  Chairman and Chief Executive Officer  1995   123,240    41,679

Michael A. Griffith.................... 1996   109,485               125,000
  Chief Financial Officer, Secretary
     and Director(3)

Roger B. Pettman....................... 1996   139,816    37,000     102,857(4)      325,000(6)
  Vice President, Sales and Marketing   1995   133,770     9,750

David F. Raynor........................ 1996   110,498    23,550                      20,253(2)
  Vice President, Operations            1995    89,029    27,166

J. Graham Thorpe....................... 1996    86,124    18,355                      29,835(2)
  Vice President, Commercial
     Development                        1995    66,755    20,149

John E. Weir........................... 1996    83,344    17,316                      27,300(2)
  Vice President, Finance & Treasurer   1995    62,367    18,715

Robert L. Bratzler..................... 1996   178,636    50,000     285,535(5)      141,086(7)
  Director and Former Chairman and
     Chief............................. 1995   168,168    38,549
     Executive Officer

---------------
(1) Compensation for Messrs. Clark, Raynor, Thorpe and Weir was paid in Pounds Sterling and amounts shown were translated from Pounds Sterling into U.S. Dollars at the rate of L0.64 to $1.00. For the year ended December 31, 1995 and the period from January 1, 1996 until March 11, 1996, compensation for Messrs. Bratzler and Pettman was paid by SepraChem Inc. and compensation for Messrs. Clark, Raynor, Thorpe and Weir was paid by Sterling Organics Limited. Amounts paid by SepraChem Inc. to Messrs. Bratzler and Pettman for the period from January 1, 1996 until March 11, 1996 were $89,312 (including a $50,000 bonus) and $66,000 (including a $37,000 bonus), respectively. Amounts paid by Sterling Organics Limited to Messrs. Clark, Raynor, Thorpe and Weir for the period from January 1, 1996 until March 11, 1996, were $68,553 (including a $32,208 bonus), $52,546 (including a $23,550 bonus),
    $34,701 (including a $18,355 bonus) and $30,882 (including a $17,316 bonus), respectively.
(2) Other compensation for Messrs. Clark, Raynor, Thorpe and Weir in 1996 represents payments made pursuant to a management retention program entered into in connection with the MBO on August 10, 1995.
(3) Mr. Griffith was elected Chief Financial Officer of the Company effective as of April 10, 1996, Secretary of the Company on September 5, 1996 and a director of the Company on October 17, 1996.

                                          (footnotes continue on following page)

(footnotes continued from previous page)

(4) Represents options to purchase 87,857 shares of Common Stock which were granted in exchange for options to purchase common stock of SepraChem Inc. in connection with the Merger and options to purchase 15,000 shares of Common Stock granted under the 1995 Stock Incentive Plan.

(5) Options to purchase Common Stock which were granted in exchange for options to purchase common stock of SepraChem Inc. in connection with the Merger. Includes options to purchase 26,797 shares of Common Stock granted in exchange for options to purchase 61,000 shares of common stock of SepraChem Inc. granted in 1995.

(6) Represents the fair market value at the time of grant of 25,000 shares of Common Stock granted in exchange for 56,911 shares of common stock of SepraChem Inc. which were transferred to Mr. Pettman prior to the Merger.

(7) Mr. Bratzler resigned from his positions as Chairman and Chief Executive Officer on October 17, 1996. In connection with his resignation, Mr. Bratzler and the Company entered into a settlement agreement and a consulting agreement. Amounts presented include payments made pursuant to the settlement agreement of $49,906 in the year ended December 31, 1996. "See--Executive Employment Agreements and Other Arrangements."

  STOCK OPTION GRANTS

     The following table sets forth certain information concerning stock options granted in fiscal year 1996 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  OPTIONS GRANTS IN LAST FISCAL YEAR             POTENTIAL REALIZABLE
                                           INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                          ---------------------------------------------------    ANNUAL RATES OF STOCK
                          NUMBER OF      PERCENT OF                                      PRICE
                          SECURITIES   TOTAL OPTIONS    EXERCISE                   APPRECIATION FOR
                          UNDERLYING     GRANTED TO     OR BASE                     OPTION TERM(1)
                           OPTIONS       EMPLOYEES       PRICE     EXPIRATION   -----------------------
          NAME            GRANTED(#)   IN FISCAL YEAR    ($/SH)       DATE        5%($)        10%($)
------------------------  ----------   --------------   --------   ----------   ----------   ----------
Alan R. Clark...........      0            0               0           0            0            0

Michael A. Griffith.....    125,000(2)      13.3         10.875     4/10/03        553,402    1,289,662

Roger B. Pettman........     87,857(3)       9.3           1.48     3/11/03      1,477,079    2,095,681
                             15,000(4)       1.6          11.50     6/28/03         70,225      163,654

David F. Raynor.........       0             0              0          0             0            0

J. Graham Thorpe........       0             0              0          0             0            0

John E. Weir............       0             0              0          0             0            0

Robert L. Bratzler......    285,535(3)      30.3           1.48     3/11/03      4,800,502    6,810,958

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

                                          (footnotes continue on following page)

(footnotes continued from previous page)

(2) Represents (i) options to purchase 100,000 shares of Common Stock, 30% of which vested upon the commencement of Mr. Griffith's employment on April 10, 1996 and the remaining 70% of which vest at annual rate of 20% and (ii) options to purchase 25,000 shares of Common Stock which vested upon the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

(3) Represents fully vested options to purchase shares of Common Stock which were granted in exchange for options to purchase shares of common stock of SepraChem Inc. in connection with the Merger.

(4) Represents options to purchase 15,000 shares of Common Stock granted on June 28, 1996, which vest at an annual rate of 20%.

       STOCK OPTION EXERCISES

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF
                                                  SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                        SHARES                    AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)
                      ACQUIRED ON     VALUE     --------------------------  --------------------------
        NAME          EXERCISE(#)  REALIZED($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
--------------------- -----------  -----------  --------------------------  --------------------------
Alan R. Clark........     0            0                  0                            0
Michael A.
  Griffith...........     0            0              30,000 / 95,000              33,750 / 106,875
Roger B. Pettman.....     0            0              87,857 / 15,000             924,255 /   7,500
David F. Raynor......     0            0                  0                            0
J. Graham Thorpe.....     0            0                  0                            0
John E. Weir.........     0            0                  0                            0
Robert L. Bratzler...    22,000      264,000              263,535 / 0                 2,772,388 / 0

  RETIREMENT BENEFITS

     Employees of the Company, including senior management, are entitled to participate in the ChiRex Pension Plan (the "Pension Plan"). Messrs. Clark, Raynor, Thorpe and Weir currently participate in the Pension Plan; however, Messrs. Griffith and Pettman do not participate.

     Currently, the Company is required to make a contribution equal to 9% of each participant's annual salary, and each participant is required to make a contribution equal to 3% of his or her annual salary. The funding of the Pension Plan has been designed to provide sufficient assets to satisfy the pension liabilities of all participants on a going forward basis. In order to satisfy the past service liabilities of Pension Plan participants who had previously participated in the pension plan maintained by Sanofi Winthrop, assets valued at approximately 31 million pounds were transferred from Sanofi Winthrop to the trust maintained for the Pension Plan. The amount of the asset transfer was calculated by the Company's actuary and is sufficient to satisfy the past service liabilities under the Sanofi Winthrop plan that were assumed by the Company (including the senior executive supplemental pension benefits for Messrs. Clark and Raynor, described below).

     Upon reaching age 65, a vested participant in the Pension Plan is entitled to receive a basic benefit equal to the product of (i) 1/60th, multiplied by
(ii) years of continuous service (up to a maximum of 40 years), multiplied by
(iii) final average basic earnings in excess of the state basic pension. Messrs. Clark and Raynor are entitled to receive a supplemental pension benefit for senior executives related to their participation in the Sterling Winthrop Senior Executive Pension Plan (the "Executive Pension Plan"), which is equal to the product of (i) 1/30th, multiplied by (ii) years of continuous service (up to a maximum of 20 years), multiplied by (iii) the participant's final average basic earnings in excess of the state basic pension. For purposes of the Pension Plan, final average basic earnings is defined as a participant's highest average 12 months of basic salary in the past 5 years, plus such participant's average additional compensation defined as the average of the highest 3 consecutive years of additional earnings in the past ten years (excluding the value of any stock options).

     Vesting occurs under the Pension Plan after the completion of two years of service. The Pension Plan provides for annual pension increases for participant's pay status equal to the lesser of (i) 5% a year or (ii) the increase in the Retail Price Index. The Pension Plan also provides for early retirement, ill health retirement and death in service benefits.

     The following table provides estimates of annual retirement benefits payable under the Pension Plan:

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
     FINAL AVERAGE        ---------------------------------------------------------------
    COMPENSATION(1)            10              20              30           40 OR MORE
  --------------------    ------------    ------------    ------------    ---------------
        $ 80,000            $ 12,900        $ 25,800        $ 38,700         $  51,600
         100,000              16,250          32,500          48,750            65,000
         120,000              19,580          39,160          58,740            78,320
         140,000              22,900          45,800          68,700            91,600
         160,000              26,250          52,500          78,750           105,000
         180,000              29,580          59,160          88,740           118,320

---------------

(1) Compensation and annual retirement benefits for all employees covered under the Pension Plan are paid in Pounds Sterling and amounts shown were translated from Pounds Sterling into U.S. Dollars at the rate of [pound]0.64 to $1.00.

     The Named Executive Officers have been credited with the following years of service: Mr. Clark, 20 years; Mr. Raynor, 22 years; Mr. Thorpe, 22 years; Mr. Weir, 19 years. Under the Executive Pension Plan, Mr. Clark and Mr. Weir's estimated annual retirement benefits are equivalent to the estimated benefits payable under the Pension Plan for employees with 40 or more years of service. The Pension Plan defines "compensation" generally to include all remuneration to an employee for services rendered, including base pay, bonuses and special forms of pay. The definition of "covered compensation" under the Pension Plan, is not substantially different than the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above.

  EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company is party to employment agreements with Mr. Clark, Mr. Raynor, Mr. Thorpe and Mr. Weir each dated March 11, 1996. Under each agreement, each executive is entitled to receive an annual base salary. In addition to a base salary, each executive is entitled to receive annual bonuses based on the Company's performance. The agreements also entitle the executives to participate in certain retirement benefit programs maintained by the Company and to be provided with the use of a company car. The employment agreements shall continue in effect until terminated upon 12 months' written notice by either party, except in the case of certain for cause terminations, in which the Company shall have the right to terminate each executive immediately. In the event of an executive's termination, the agreements provide that, under certain circumstances, the executive may be entitled to receive salary and other benefits for all or part of the 12 month notice period.

     On October 17, 1996, the Company entered into a settlement agreement with Mr. Bratzler. The settlement agreement provided for a cash severance payment to Mr. Bratzler of $91,180. In addition, under the agreement, an escrow agreement that restricted the sale of Mr. Bratzler's shares of Common Stock was terminated. The Company also agreed to provide Mr. Bratzler with continued benefits coverage and with office space and secretarial services until April 17, 1998. The settlement agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitation and the nondisclosure of proprietary information. In addition, the settlement agreement included a release of claims by the Company in favor of Mr. Bratzler and a release of claims by Mr. Bratzler in favor of the Company.

     The Company is also party to a consulting agreement with Mr. Bratzler for the period commencing October 17, 1996 and ending on April 17, 1998. Under the agreement, Mr. Bratzler performs consulting, advisory and related services as requested by the Company and receives a monthly consultant's fee of $19,583.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board of Directors, recommends on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

     The Committee has adopted the following objectives as guidelines for its compensation decisions:

     - Provide a competitive total compensation package that enables the Company to attract and retain key executives;

     - Integrate all compensation programs with the Company's short term and long term business objectives and strategic goals; and

     - Ensure that compensation is meaningfully related to the value created for stockholders.

  EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

     The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual incentive compensation and long-term compensation in the form of stock options. In addition, Messrs. Clark, Raynor, Thorpe and Weir are provided pension benefits.

  BASE SALARY

     Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the pharmaceutical chemical industry and other companies with which the Company competes for personnel in both the United Kingdom and United States. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in developing new customer relationships, delivering revenue and earnings growth, furthering the Company's proprietary technology position, creation of stockholder value and achievement of other specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months;
(ii) the individual's increased responsibilities over the prior 12 months; and
(iii) any increase in competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

  ANNUAL INCENTIVE COMPENSATION

     The Company's officers are eligible to receive annual cash incentive compensation at the time their base salaries are reviewed based on the achieving defined specific goals and objectives during the 12 months prior to review. This compensation is intended to provide a direct financial incentive in the form of an annual cash bonus to executives who achieve (i) earnings per share targets,
(ii) corporate objectives and (iii) personal objectives. Bonus awards are set at a level competitive within the U.K. and U.S. pharmaceutical chemical and global contract manufacturing industry as well as among a broader group of service manufacturing and high technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare shareholder returns in the Total Return Performance Graph.

  STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Stock, the best interest of shareholders and executives will be more closely aligned.

     Generally, stock options are granted once every year with exercise prices equal to the prevailing market value of the Common Stock on the date of grant, have seven year terms and have vesting periods of five years. Awards are made at a level calculated to be competitive within both the industry, and a broader group of service manufacturing and high technology companies of comparable size and complexity.

  CEO COMPENSATION

     In December 1996, the Committee established the annual salary and discretionary bonus award for Mr. Clark as the Company's Chairman of the Board and Chief Executive Officer. In setting the compensation for Mr. Clark for fiscal year 1996, the Committee sought to retain a key executive officer while continuing to tie a significant percentage of such compensation to Company performance and stock price appreciation. With respect to Mr. Clark's base salary, it remains the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

     It is the Committee's objective to have an increasing percentage of Mr. Clark's total compensation each year tied to the attainment of performance targets and the Committee intends to award Mr. Clark stock options early in 1997.

  SUMMARY

     After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

     We conclude our report with the acknowledgement that no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          Compensation Committee
                                          Elizabeth M. Greetham
                                          W. Dieter Zander

TOTAL RETURN PERFORMANCE GRAPH

     The following graph, and the table which follows, compares the total return of the Common Stock to the total return of the Standard & Poor's 500 Index and a group of Company peers which consists of Alusuisse-Lonza Holdings AG, DSM Andeno B.V. and Laporte PLC. The graph assumes an investment of $100 on March 6, 1996 in each of the Common Stock, Standard & Poor's 500 Index and the peer group.

                           COMPARISON OF TOTAL RETURN
                     COMPANY, S&P 500 INDEX AND PEER GROUP

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               CHIREX           S&P 500 INDEX        PEER GROUP
06-MAR-96                                          100                 100                 100
29-MAR-96                                         85.4                99.0               103.0
28-JUN-96                                         95.8               102.9               102.9
30-SEP-96                                        108.3               105.4                96.4
31-DEC-96                                        100.0               113.6                99.3

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during fiscal year 1996 its executive officers and directors have complied with Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations adopted thereunder.

                                    ITEM II.
                            RATIFICATION OF AUDITORS

     The Board of Directors has, subject to stockholder ratification, appointed Arthur Andersen LLP to audit the accounts of ChiRex and its subsidiaries for fiscal 1997.

     The following resolution concerning the appointment of independent auditors will be offered at the meeting:

     "RESOLVED, that the appointment by the Board of Directors of the Company of Arthur Andersen LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1997 is hereby ratified."

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions. Submission of the appointment to stockholders is not required. However, the Board of Directors will reconsider the appointment if it is not approved by the stockholders. The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter vote in favor of the proposal.

     On September 5, 1996, the Company engaged Arthur Andersen LLP as its independent accountant and dismissed Coopers & Lybrand L.L.P. from such position. The decision to change accountants was made by the Board of Directors of the Company. During the fiscal years ended December 31, 1994 and 1995 and the subsequent interim period immediately preceding the date of this change in accountants, the Company and each of its subsidiaries (the "Subsidiaries") had no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company or any of the Subsidiaries.

                                   ITEM III.
                   APPROVAL OF THE AMENDED AND RESTATED 1995
                           DIRECTOR STOCK OPTION PLAN

     The Board of Directors has, subject to stockholder approval, adopted the Amended and Restated 1995 Director Stock Option Plan (the "Amended Director Plan") attached hereto as Annex A. The Amended Director Plan increases the stock based components of director compensation in an effort to encourage stock ownership by directors and to further align the interests of Directors and stockholders.

AMENDED AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN

     The Amended Director Plan amends the 1995 Director Stock Option Plan to provide for the grant of an option to purchase 3,000 shares of Common Stock upon the close of business on the date of each annual meeting of the stockholders to each eligible member of the Board of Directors then in office as opposed to the date of re-election of such eligible members of the Board of Directors. Each option granted under the new provision will become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of the grant of such option.

     Under the terms of the Amended Director Plan, members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. A total of 100,000 shares of Common Stock may be issued upon exercise of options granted under the Amended Director Plan. Each eligible member of the Board of Directors will be granted an option to purchase 3,000 shares of Common Stock on the date of his or her initial election to the Board of Directors (an "Initial Option"). An additional option to purchase 3,000 shares of Common Stock will be granted upon the close of business on the date of each annual meeting of the stockholders to each eligible member of the Board of Directors then in office (an "Annual Option"). Each Initial Option and Annual Option will become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such option. The exercise price of options granted under the Amended Director Plan will equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant. Except in cases of death or disability, options granted under the Amended Director Plan must be exercised within 90 days after the date he or she ceases to be a member of the Board of Directors of the Company. In addition, the options are personal and no rights granted under the Amended Director Plan may be transferred, assigned, pledged or hypothecated in any way, except by will or by the laws of descent and distribution. No option is exercisable after the expiration of seven years from the date of grant.

     The Amended Director Plan became effective on February 20, 1997, the date on which it was adopted by the Board of Directors, but all grants (if any) will be conditional upon the approval of the Amended Director Plan by the holders of the Common Stock. If the Amended Director Plan is not approved, the current Director Plan will remain in effect.

FEDERAL TAX CONSEQUENCES

     There are no Federal tax consequences to a non-employer director upon the grant or receipt of an option under the Amended Director Plan. On exercise of an option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the director as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of the option will generally result in a capital gain or loss for the director, but will have no tax consequences for the Company.

PROPOSED RESOLUTION

     The persons named in the enclosed proxy card (Messrs. Clark, Pettman and Lindstrom) have advised that they intend to vote to approve the Amended Director Plan unless contrary direction is indicated on the proxy card.

     Because W. Dieter Zander, a non-employee director nominee, if elected, will participate in the Amended Director Plan, and will benefit from the proposed amendment, he has a personal interest in the adoption of this proposal.

     The Board of Directors recommends that the stockholders vote for the approval of the Amended Director Plan.

     The favorable vote of a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter at the 1997 Annual Meeting of Stockholders, is required to approve the Amended Director Plan.

     The foregoing resolution will be offered at the Annual Meeting:

     "RESOLVED, that the Amended and Restated 1995 Director Stock Option Plan is hereby approved."

                                    ITEM IV.
                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

     The Board of Directors has, subject to stockholder approval, adopted the 1997 Stock Incentive Plan (the "1997 Incentive Plan") attached hereto as Annex B.

     The Board of Directors believes that there is a continuing need for a long-term incentive plan tied directly to stockholder value and applicable to a broad class of employees. Since the shares of Common Stock available under the 1995 Stock Incentive Plan will soon be exhausted, the Board of Directors believes that the 1997 Incentive Plan is necessary.

1997 STOCK INCENTIVE PLAN

     The 1997 Incentive Plan became effective on February 20, 1997, the date on which it was approved by the Board of Directors, but all grants (if any) under the 1997 Incentive Plan shall be conditional upon the approval of the 1997 Incentive Plan by the holders of the Common Stock.

     The 1997 Incentive Plan provides for the grant of Stock Options, Stock Appreciation Rights ("SARs"), Performance Shares and Restricted or Unrestricted Stock to employees, officers and members of the Board of Directors of, and consultants or advisors to, the Company. A total of 2,000,000 shares of Common Stock may be awarded under the 1997 Incentive Plan. The maximum number of shares of Common Stock which may be granted to any employee under the 1997 Incentive Plan shall not exceed 350,000 shares during any calendar year. The 1997 Incentive Plan is administered by the Compensation Committee which may adopt, amend or repeal the administrative rules, guidelines and practices relating to the plan.

  INCENTIVE STOCK OPTIONS; NONSTATUTORY STOCK OPTIONS

     The Compensation Committee may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each option, the conditions and limitations applicable to the exercise of the option and the option price therefor, which, in the case of Incentive Stock Options, must be at least 100% (110% in the case of Incentive Stock Options granted to a stockholder owning in excess of 10% of the Common Stock) of the fair market value of the Common Stock as of the date of grant. Incentive Stock Options shall be subject to and comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Payment of the option exercise price may be made in cash, shares of Common Stock or by any other method (including delivery of a promissory note payable on terms specified by the Board) approved by the Compensation Committee. The option exercise period for Incentive Stock Options shall not exceed seven years from the date of grant, or five years if granted to a stockholder owning in excess of 10% of the Common Stock.

  STOCK APPRECIATION RIGHTS

     The Compensation Committee may award SARs entitling recipients on exercise of the SAR to receive an amount, in cash or stock or a combination thereof, determined in whole or in part by reference to appreciation in the fair market value of the Common Stock between the date of the award and the exercise of the award. SARs may be granted in tandem with, or independently of, options granted under the 1997 Incentive Plan.

  PERFORMANCE SHARE AWARDS

     The Compensation Committee may make Performance Share Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals, as determined by the Compensation Committee, which may include earnings per share or revenue targets, completed acquisitions and other corporate or individual executive objectives. The Compensation Committee may make Performance Share Awards independent of or in connection with any other award under the Incentive Plan. Performance Share Awards and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

  RESTRICTED AND UNRESTRICTED STOCK AWARDS

     The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock subject to the right of the Company to repurchase all or part of such shares at their purchase price from the recipient in the event that conditions specified by the Compensation Committee are not satisfied prior to the end of the applicable Restricted Period established by the Compensation Committee for such award. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the applicable Restricted Period. The Board may, in its sole discretion, grant or sell to participants shares of Common Stock free of any restrictions under the 1997 Incentive Plan at a price per share equal to at least 85% of the fair market value of the Common Stock.

     In the event of the sale of all or substantially all of the asset of the Company or a consolidation or merger involving the Company in which the outstanding shares of Common Stock are exchanged for security, cash or other property of any other corporation or business entity, then all of the outstanding stock options granted under the 1997 Incentive Plan shall become exercisable immediately prior to such event. The 1997 Incentive Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption or (ii) the date on which all shares available for issuance under the 1997 Incentive Plan shall have been awarded.

     The 1997 Incentive Plan became effective on February 20, 1997, the date on which it was adopted by the Board, but all grants (if any) under the 1997 Incentive Plan shall be conditional upon the approval of the 1997 Incentive Plan by the holders of the Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of the tax consequences of awards under the 1997 Incentive Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

  OPTIONS

     There are no Federal tax consequences either to the optionee or to the Company upon the grant of an Incentive Stock Option or Nonstatutory Stock Option. On the exercise of an Incentive Stock Option, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income and generally the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares of the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a Nonstatutory Stock Option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and generally deductible by the Company. The disposition of shares acquired upon exercise of a Nonstatutory Stock Option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

  STOCK APPRECIATION RIGHTS

     The amount of any cash (or the fair market value of any Common Stock) received by the holder of an SAR upon the exercise of the SAR under the 1997 Incentive Plan will be subject to ordinary income tax in the year of receipt and generally, the Company will be entitled to a deduction for such amount.

  PERFORMANCE SHARE AWARDS.

     An employee who has been awarded Performance Share Awards will not recognize taxable income, and the Company will not be entitled to a deduction, at the time of the award. At the time the employee is entitled to the shares of Common Stock, the employee will recognize ordinary income equal to the sum of the cash and the fair market value of the shares of Common Stock at such time, and generally, the Company will be entitled to a corresponding deduction.

  RESTRICTED STOCK AWARDS

     An employee (the "Recipient") who has been awarded Restricted Stock will not recognize taxable income at the time of the award unless he elects otherwise. At the time any restrictions applicable to the Restricted Stock award lapse, the Recipient will recognize ordinary income and generally the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Dividends paid to the Recipient on the Restricted Stock during the Restricted Period will be ordinary compensation income to the Recipient and deductible as such by the Company.

  UNRESTRICTED STOCK AWARDS

     An employee who has been granted Unrestricted Stock will recognize ordinary income as of the date of receipt of the shares in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for such shares. The employee's tax basis in the shares will be equal to the sum of the amount paid for such shares plus the amount of ordinary income so recognized. Generally, the Company is entitled to a deduction equal to the amount of income recognized by the employee.

PROPOSED RESOLUTION

     The persons named in the enclosed proxy card (Messrs. Clark, Pettman and Lindstrom) have advised that they intend to vote to approve the 1997 Incentive Plan unless contrary direction is indicated on the proxy card.

     The favorable vote of a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter at the 1997 Annual Meeting of Stockholders, is required to approve the 1997 Incentive Plan.

     The following resolution will be offered at the Annual Meeting:

     "RESOLVED, that the 1997 Stock Incentive Plan is hereby approved."

                            SOLICITATION OF PROXIES

     The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by ChiRex. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, telephone, telegraph and personal interview, and by regularly engaged officers and employees of ChiRex, who will not be additionally compensated therefor. ChiRex has arranged for the services of Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The fees of CIC, estimated at $4,000 excluding out-of-pocket expenses, will be paid by ChiRex.

                                 MISCELLANEOUS

     The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card (Messrs. Clark, Pettman and Lindstrom) to vote on such matters in accordance with their judgment.

     Any stockholder who executes a proxy card may revoke it by giving written notice to the Secretary of ChiRex or by giving to the Secretary a duly executed form of proxy bearing a date later than the proxy card being revoked, at any time before such proxy is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the meeting prior to the voting of the proxy.

     A proxy card which is properly signed, dated and not revoked will be voted in accordance with the instructions contained thereon. If no instructions are given, the persons named on the proxy card solicited by the Board of Directors intend to vote: (i) FOR the election of the two nominees for directors, (ii) FOR the ratification of the appointment of independent auditors for the 1997 fiscal year, (iii) FOR the approval of the 1995 Amended and Restated Director Stock Option Plan and (iv) FOR the approval of the 1997 Stock Incentive Plan.

     Any stockholder may strike out the names of the proxies designated by the Board of Directors on the proxy card and may write in and substitute the name of any other person and may deliver the revised proxy card to such other person whom the stockholder may wish to designate as proxy for the purpose of representing such stockholder at the meeting.

     Voting Information: Under Delaware General Corporate law and the Company's Amended and Restated By-Laws, the presence of a quorum is required to transact business at the 1997 Annual Meeting of Stockholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting. Abstentions and broker non-votes will be included in the computation of the number of shares of Common Stock that are present for purposes of determining the presence of a quorum.

     Each stockholder shall have one vote for each share of Common Stock entitled to vote and a proportionate vote for each fractional share so held, if any.

     Votes cast, in person or by proxy, at the Annual Meeting will be tabulated by representatives of Boston EquiServe, the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The inspectors of election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; determine when the polls will close; and determine the results of the election.

     Assuming the presence of a quorum, (i) each nominee receiving the votes of a plurality of the shares present, either in person or by proxy, at the Annual Meeting shall be elected a director, (ii) the affirmative vote of a majority of the shares present, either in person or by proxy, and voting at the Annual Meeting is required for ratification of the independent auditors, (iii) the affirmative vote of a majority of the shares present, either in person or by proxy, and voting at the Annual Meeting is required for approval of the 1995

Amended and Restated Director Stock Option Plan and (iv) the affirmative vote of a majority of the shares present, either in person or by proxy, and voting at the Annual Meeting is required for approval of the 1997 Stock Incentive Plan.

     Stockholder Proposals: Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders. Under current SEC rules, to be included in ChiRex's proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 1998 Annual Meeting of Stockholders must be received by ChiRex, subject to certain exceptions, no later than November 19, 1997. Under the Company's Amended and Restated By-Laws, notice of any stockholder proposal intended to be presented at the 1998 Annual Meeting (whether or not included in the Company's proxy statement) must be received by the Secretary of ChiRex, subject to certain exceptions, no later than February 6, 1998, but not earlier than January 17, 1998. Any such notice shall set forth as to each proposal (i) a brief description of the business desired to be brought before the annual meeting and the reasons therefor; (ii) the name and address of the stockholder proposing such business; (iii) the class and number of shares beneficially owned by such stockholder; (iv) any material interest of the stockholder in such business; and (iv) if applicable, a representation that the stockholder intends to solicit proxies in support of such proposal.

     Please fill in, sign and date the enclosed form of proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

Wellesley, Massachusetts
March 19, 1997

                                                                         ANNEX A

                                  CHIREX INC.

              AMENDED AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN

1.  PURPOSE

     The purpose of this 1995 Director Stock Option Plan (the "Plan") of ChiRex Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.  ADMINISTRATION

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors, and such determination shall be final and binding upon all persons having an interest in the Plan.

3.  PARTICIPATION IN THE PLAN

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.  STOCK SUBJECT TO THE PLAN

     (a) The maximum number of shares which may be issued under the Plan shall be 100,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

5.  TERMS, CONDITIONS AND FORM OF OPTIONS

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Option Grants. Each eligible Director will be granted an option to purchase 3,000 shares of Common Stock on the date of his or her initial election to the Board (the "Initial Option"). Annual options to purchase 3,000 shares of Common Stock will be granted upon the close of business on the date of each annual meeting of the stockholders to each eligible Director then in office (the "Annual Option").

          (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on The Nasdaq National Market (or, if the Company is traded on another nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or an exchange, the fair market value per share on the date of grant as most recently determined by the Board of Directors.

          (c) Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d) Exercise Period. Each Initial Option and Annual Option shall become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such option. Notwithstanding the foregoing, and subject to the provisions of Section 5(e), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of seven years from the date of grant.

          (e) Exercise Period upon Disability or Death. Notwithstanding the provisions of Section 5(d), an option granted under the Plan may be exercised, to the extent then exercisable, by an optionee who became disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(f), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that no option shall be exercisable after the expiration of seven years from the date of grant.

          (f) Exercise by Representative Following Death of Director.   A
     director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of an option granted under the Plan. If the person or persons so designated wish to exercise any portion of an option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

          (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.  ASSIGNMENTS

     The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in Section 5(c).

7.  EFFECTIVE DATE; TERMINATION

     The Plan became effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors. All options for shares subject to the Plan shall be granted, if at all, not later than six years after the approval of the Plan by the Company's stockholders.

8.  LIMITATION OF RIGHTS

     (a) No Right To Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

     (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9.  CHANGES IN COMMON STOCK

     (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

     (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

10.  AMENDMENT OF THE PLAN

     The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

11.  NOTICE

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when received.

12.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                            Adopted by the Board of Directors
                                            on February 20, 1997

                                                                         ANNEX B

                                  CHIREX INC.

                           1997 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

     The purpose of this 1997 Stock Incentive Plan (the "Plan") is to advance the interests of ChiRex Inc. by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

SECTION 2.  DEFINITIONS

     "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that if and when the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and qualify as an "outside director" pursuant to Code Section 162(m) of the Code and the regulations issued thereunder.

     "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of ChiRex Inc.

     "Company" means ChiRex Inc. and, except where the context otherwise requires, all present and future subsidiaries of the Company as defined in Sections 424(f) of the Code.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

     "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "Restricted Period" means the period of time selected by the Committee during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

     "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

     "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

     "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

SECTION 3.  ADMINISTRATION

     The Plan will be administered by the Committee. The Committee shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. No member of the Committee shall be liable for any action or determination relating to the Plan made in good faith. All decisions by the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

SECTION 4.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. The maximum number of shares of Common Stock which may be the subject of Awards made to any one employee under the Plan during any calendar year shall be 350,000 shares of Common Stock. For this purpose, the grant of new Awards in substitution for outstanding Awards shall be deemed to constitute a new grant of additional Awards separate from the original grant of Awards that are to be canceled. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 2,000,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 6.  STOCK OPTIONS

  (a) General.

     (i) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder.

     (ii) The Committee shall establish the exercise price of each Option at the time such Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

     (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Committee at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee, valued at their Fair Market Value on the date of such option exercise,
(B) delivery of a promissory note of the optionee to the Company on terms determined by the Committee, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Committee may determine, or (E) any combination of the foregoing.

     (v) In the event an optionee pays some or all of the exercise price of an Option by delivery of shares of Common Stock pursuant to clause 6(a)(iv)(A) above, the Committee may provide for the automatic award of an option for up to the number of shares so delivered.

     (vi) Each Option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (vii) The Committee may at any time accelerate the time at which all or any part of an Option may be exercised.

  (b) Incentive Stock Options.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed seven years from the date of grant.

          (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

             (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

             (y) The Option exercise period shall not exceed five years from the date of grant.

          (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

          (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

             (x) an Incentive Stock Option may be exercised (to the extent exercisable on the date the Participant ceased to be an employee of the Company) within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

             (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option (to the extent otherwise exercisable on the date of death) may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

             (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised (to the extent otherwise exercisable on the date of death) within the period of one year after the date of such disability (or within such lesser period as may be specified in the Option agreement). In the event of the Participant's death during this one-year period, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year from the date the Participant became disabled or within such lesser period as may be specified in the applicable Option agreement.

For all purposes of the Plan and any Option granted hereunder, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations) and (ii) any option may provide that if such Option shall be assumed or a new Option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of such Option to be employment by the Company. Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

SECTION 7.  STOCK APPRECIATION RIGHTS

     (a) The Committee may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Committee may also grant Stock Appreciation Rights that provide that, following a change in control of the Company (as defined by the Board or the Committee at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

     (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

     (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

          (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (iii) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such Option.

     (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify.

     (e) The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

SECTION 8.  PERFORMANCE SHARES

     (a) The Committee may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

     (d) The Committee may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  RESTRICTED AND UNRESTRICTED STOCK

     (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Committee for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

     (c) The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

     (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Committee and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

     (e) The Committee may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

SECTION 10.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

     (b) Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

     (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (d) Termination of Status. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

     (e) Mergers, Etc. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition"), or in the event of a liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options and SARS, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition. Notwithstanding the foregoing, in the event of an Acquisition, then all of the outstanding Options granted hereunder shall become exercisable immediately prior to such Acquisition.

     (f) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, and subject to such conditions as the Committee may establish, such tax obligations may be paid in whole or in part in shares of

Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (g) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

     (h) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (i) Cancellation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

     (j) Conditions on Delivery of Common Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

SECTION 11.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

     (c) Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

     (d) Effective Date and Term.

          (i) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to the limitations set forth in this Section 11(d), Awards may be made under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          (ii) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to Awards under the Plan. Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

     (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

     (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                                            Adopted by the Board of
                                            Directors on February 20, 1997

                                 DETACH HERE









                                 CHIREX INC.
                              65 William Street
                                  Suite 330
                        Wellesley, Massachusetts 02181

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
P
          The undersigned hereby appoints Alan R. Clark, Roger B. Pettman and
R James M. Lindstrom, jointly and severally, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the
O reverse side, all shares of common stock of ChiRex Inc. (the "Company") held of record by the undersigned on March 14, 1997 at the Annual Meeting
X    of Stockholders to be held on April 17, 1997 and any adjournments thereof.

Y         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO
     DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

          PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                            -----------
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                SIDE
                                                            -----------

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ChiRex Inc.


                                   DETACH HERE

| x |  Please mark
       votes as in
       this example.


                                                                                                     FOR    AGAINST   ABSTAIN
1. Election of Directors                                        2. Ratify the appointment of        |   |    |   |     |   |
Nominees:  Michael A. Griffith and                                 Arthur Andersen LLP a
           W. Dieter Zander                                        independent auditors.

          FOR           WITHHELD                                3. Approve the Amended              |   |    |   |     |   |
                                                                   and Restated 1995 Director
          |  |            |  |                                     Stock Option Plan.

                                                                4. Approve the 1997 Stock           |   |    |   |     |   |
 |  |                                                              Incentive Plan.
      ---------------------------------------
      For all nominees except as noted above                    5. In their discretion, the proxies are authorized to vote upon any other business that may properly come
                                                                   before the meeting.

               [Name and                                               MARK HERE
                Address]                                              FOR ADDRESS       |   |
                                                                       CHANGE AND
                                                                      NOTE AT LEFT

                                                                 Please sign exactly as name appears hereon. Joint
                                                                 owners should each sign. Executors, administrators,
                                                                 trustees, guardians or other fiduciaries should give full
                                                                 title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:                                  Date:                  Signature:                                Date:
           --------------------------------       ----------------           -------------------------------      -----------------
